Allianz Life Insurance Company
of North America
[Allianz Retirement ProSM] Variable Annuity Application
[DA____________________]
1.	Account registration

Ownership is ■ Individual	■ Qualified plan	■ Custodian	■ Trust (Include the date of trust in the name.)
■ Charitable Trust	■ Other__________
Owner
Individual Owner first name		MI	Last name	Jr., Sr., III

Non-individual owner name (Attach Non- Individual Ownership form or Qualified Plan Acknowledgement form if applicable.)

Social Security Number or Tax ID Number

Mailing address

City			State	ZIP code	Telephone number
Street address (required if a P.O. Box was used for mailing address)
City			State	ZIP code	Telephone number

Gender	■ Male	Date of birth (mm/dd/yyyy)			Are you a non-resident alien?
	■ Female				■ Yes (Attach W8 BEN) ■ No
Joint Owner
First name		MI	Last name		Jr., Sr., III

Mailing address

City			State	ZIP code	Telephone number

Gender		Date of birth (mm/dd/yyyy)			Are you a non-resident alien?
■ Male	■ Female				■ Yes (Attach W8 BEN) ■ No
Relationship to Owner					Social Security Number

Annuitant (Complete if different from Owner.)
First name		MI	Last name		Jr., Sr., III

Mailing address

City			State	ZIP code	Telephone number
Street address (required if a P.O. Box was used for mailing address)
City			State	ZIP code	Telephone number

Gender		Social Security Number	Date of birth (mm/dd/yyyy)		Are you a non-resident alien?
■ Male	■ Female				■ Yes (Attach W8 BEN) ■ No

F50000	Page 1 of [7]	(9/2010)

2.       Purchase Payment (This section must be completed.)

 Make check payable to Allianz.

Source of purchase payment. Complete all that apply.

■    Nonqualified

■    Qualified                  Account type(s) at prior carrier: _____________________(e.g. 403B, IRA, 401K, etc)

■	Purchase Payment enclosed with application. (Include replacement forms if required.)
Amount enclosed: $__________

■	This Contract will be funded by a 1035 exchange, tax qualified transfer/rollover, CD transfer, or mutual fund redemption. (Include replacement/ transfer forms if required.)

Expected amount: $__________

■	This Contract will be funded by funds not requested or facilitated by Allianz. (Include replacement forms if required.)
Expected amount: $__________
3.       Plan specifics (this section must be completed to indicate how this Contract should be issued.)
These are the only available options.
Nonqualified:	■
Qualified IRA:	■	IRA	■	SEP IRA (Contribution for tax year____________)
Qualified plans:	■	401	■	401 one person defined benefit

4.       Telephone authorization

■ Yes
By checking “yes,” I am authorizing and directing Allianz to act on telephone or electronic instructions from the Registered Representative and/or anyone authorized by him/her to transfer Contract Values among the Investment Options. If the box is not checked, this authorization will be permitted for the Owner only. Allianz will use reasonable procedures to confirm that these instructions are authorized as genuine. As long as these procedures are followed, Allianz and its affiliates and their directors, trustees, officers, employees, representatives, and/or agents will be held harmless for any claim, liability, loss, or cost. The electronic transaction privilege may be modified or terminated at the discretion of the company.

5.       Replacement (This section must be completed.)

Do you have existing life insurance or annuity contracts? . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	■ Yes	■ No
Will the annuity contract applied for replace or change existing contracts or policies? . . . . .	■ Yes	■ No

If there is existing coverage, states that have adopted the NAIC Model Replacement Regulation or a variation of the Model, require that the replacement form be completed even if a replacement is not indicated. For a replacement in any state, attach the appropriate replacement form for the state in which the application is taken. The Registered Representative must also complete the Registered Representative section regarding replacement.

F50000	Page 2 of [7]	(9/2010)

[6.       Covered Person(s) (This section must be completed)]

Must select only one
■	Single Income Advantage Payments:
Name
This person is: (check one)	■ Owner	■ Joint Owner	■ Annuitant, if owned by a non-individual
Date of birth ___/___/___	Gender:	■ Male ■ Female

Proof of age is required for all Covered Person(s). Identification must be a legible copy of a government recognized identification that includes the Covered Person(s) date of birth. Select the form of identification that is being submitted.

■ Driver’s license	■ Certificate of birth	■ Passport	■ Other
OR
■	Joint Income Advantage Payments:
First Covered Person’s name
Date of birth ___/___/___	Gender:	■ Male ■ Female

Proof of age is required for all Covered Person(s). Identification must be a legible copy of a government recognized identification that includes the Covered Person(s) date of birth. Select the form of identification that is being submitted.

■ Driver’s license	■ Certificate of birth	■ Passport	■ Other
This person is: (check one)	■ Owner
■ Joint owner
■ Annuitant, if owned by a non-individual
■ Sole primary Beneficiary (individually owned qualified and nonqualified)
■ Sole contingent beneficiary (401 qualified plan, custodial IRA)
Second Covered Person’s name
Date of birth ___/___/___	Gender:	■ Male ■ Female

Proof of age is required for all Covered Person(s). Identification must be a legible copy of a government recognized identification that includes the Covered Person(s) date of birth. Select the form of identification that is being submitted.

■ Driver’s license	■ Certificate of birth	■ Passport	■ Other
This person is: (check one)	■ Owner
■ Joint owner
■ Annuitant, if owned by a non-individual
■ Sole primary Beneficiary (individually owned qualified and nonqualified)
■ Sole contingent beneficiary (401 qualified plan, custodial IRA)

F50000	Page 3 of [7]	(9/2010)

[7.       Account Allocation Percentages (This section must be completed.)]

•           Of total purchase payments received, indicate percentage to be allocated to the accounts listed below.
•           Total percentages must be whole percentages and equal 100%.

[Base Account________%	Income Advantage Account_______%]

[8.     Investment Option allocations

You may select up to [15] Investment Options. You must make allocations in whole percentages (e.g. 33.3% or dollars are not permitted).

Base Account
This section must be completed if Base Account percentage is greater than 0% in Section 7.
Fund of Funds	Large Value
___% AZL FusionSM Balanced Fund	___% AZL® Davis NY Venture Fund
___% AZL FusionSM Conservative Fund	___% AZL® Eaton Vance Large Cap Value Fund
___% AZL FusionSM Growth Fund	___% AZL® Russell 1000 Value Index
___% AZL FusionSM Moderate Fund	___% AZL® Van Kampen Growth and Income Fund
Small Cap	___% Mutual Shares Securities Fund
___% AZL® Columbia Small Cap Value Fund	High-Yield Bonds
___% AZL® Franklin Small Cap Value Fund	___% Franklin High Income Securities Fund
___% AZL® Allianz AGIC Opportunity Fund	___% PIMCO VIT High Yield Portfolio
___% AZL® Small Cap Stock Index Fund	Intermediate-Term Bonds
___% AZL® Turner Quantitative Small Cap Growth Fund	___% Franklin U.S. Government Fund
Mid Cap	___% PIMCO VIT Emerging Markets Bond Portfolio
___% AZL® Columbia Mid Cap Value Fund	___% PIMCO VIT Global Bond Portfolio (Unhedged)
___% AZL® Mid Cap Index Fund	___% PIMCO VIT Real Return Portfolio
___% AZL® Morgan Stanley Mid Cap Growth Fund	___% PIMCO VIT Total Return Portfolio
Large Growth	___% Templeton Global Bond Securities Fund
___% AZL® BlackRock Capital Appreciation Fund	Cash Equivalent
___% AZL® Dreyfus Equity Growth Fund	___% AZL® Money Market Fund
___% AZL® Russell 1000 Growth Index	Specialty
International Equity	___% AZL® Franklin Templeton Founding Strategy Plus Fund
___% AZL® Invesco International Equity Fund	___% AZL® Gateway Fund
___% AZL® International Index Fund	___% AZL® Schroder Emerging Markets Equity Fund
___% AZL® Morgan Stanley International Equity Fund	___% AZL® Van Kampen Equity and Income Fund
___% PIMCO EqS Pathfinder Portfolio	___% AZL® Morgan Stanley Global Real Estate Fund
___% Templeton Growth Securities Fund	___% BlackRock Global Allocation V.I. Fund
Large Blend	___% Franklin Income Securities Fund
___% AZL® JPMorgan U.S. Equity Fund	___% Franklin Templeton VIP Founding Funds Allocation Fund
___% AZL® MFS Investors Trust Fund	___% PIMCO VIT All Asset Portfolio
___% PIMCO VIT Commodity RealReturn Strategy Portfolio
___% PIMCO VIT Global Multi-Asset Portfolio
Total of _______% (must equal 100%)

F50000	Page 4 of [7]	(9/2010)

[8.       Investment Option allocations (continued)]

You may select up to [15] Investment Options. You must make allocations in whole percentages (e.g. 33.3% or dollars are not permitted).
Income Advantage Account
This section must be completed if Income Advantage Account percentage is greater than 0% in Section 7.
Group 1 Investment Options
Small Cap	Specialty
___% AZL® Small Cap Stock Index Fund	___% AZL® Schroder Emerging Markets Equity Fund
Intermediate-Term Bonds	___% AZL® Morgan Stanley Global Real Estate Fund
___% PIMCO VIT Emerging Markets Bond Portfolio	___% PIMCO VIT Commodity RealReturn Strategy Portfolio
Group 2 Investment Options
Mid Cap	Large Value
___% AZL® Mid Cap Index Fund	___% AZL® Russell Value Index
Large Growth	Specialty
___% AZL® Russell 1000 Growth Index	___% BlackRock Global Allocation V.I. Fund
International Equity	___% AZL® Gateway Fund
___% AZL® International Index Fund	___% PIMCO VIT Global Multi-Asset Portfolio
Group 3 Investment Options
High-Yield Bonds	Intermediate-Term Bonds (continued)
___% Franklin High Income Securities Fund	___% PIMCO VIT Total Return Portfolio
___% PIMCO VIT High Yield Portfolio	___% Templeton Global Bond Securities Fund
Intermediate-Term Bonds	Cash Equivalent
___% Franklin U.S. Government Fund	___% AZL® Money Market Fund
___% PIMCO VIT Global Bond Portfolio (Unhedged)
___% PIMCO VIT Real Return Portfolio

Total of _______% (must equal 100%)
F50000	Page 5 of [7]	(9/2010)

[9.       Beneficiary designation (If you need additional space, attach a complete list signed by Owner(s).)]

■ Primary	Percentage	Social Security Number or Tax ID Number
■ Contingent
First name		MI	Last name

Relationship

■ Primary	Percentage	Social Security Number or Tax ID Number
■ Contingent
First name		MI	Last name

Relationship

■ Primary	Percentage	Social Security Number or Tax ID Number
■ Contingent
First name		MI	Last name

Relationship

Non-individual Beneficiary information

If the Beneficiary is a qualified plan, custodian, trust, charitable trust or other non-individual please check the applicable box and include the name above.
■ Qualified plan	■ Custodian ■ Trust (Include the date of trust in the name.)		■ Charitable Trust	■ Other_______________
■ Primary	Percentage	Social Security Number or Tax ID Number
■ Contingent
[10.                                                                                                                                                               Registered Representative]

By signing below, the Registered Representative certifies to the following:

I am FINRA registered and state licensed for variable annuity contracts in all required jurisdictions; and I provided the Owner(s) with the most current prospectus. To the best of my knowledge, the applicant: ■ DOES ■ DOES NOT have existing life insurance policies or annuity contracts. To the best of my knowledge and belief, this application ■ DOES ■ DOES NOT involve replacement of existing life insurance or annuities. If this is a replacement, include a copy of each disclosure statement and a list of companies involved.

Registered Representative’s signature (primary contact)	B/D Rep. ID

Registered Representative’s first and last name (please print)	Percent split

Registered Representative’s signature (split case)	B/D Rep. ID

Registered Representative’s first and last name (please print) (split case)	Percent split

Registered Representative’s signature (split case)	B/D Rep. ID

Registered Representative’s first and last name (please print) (split case)	Percent split

Registered Representative’s address	Registered Representative’s telephone number

Broker/dealer name (please print)

Authorized signature broker/dealer (if required)

F50000	Page 6 of [7]	(9/2010)

[11.                                                                                                                                                               Statement of applicant]
The following states require applicants to read and acknowledge the statement for your state below.

Arkansas, District of Columbia, and Massachusetts: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

Kentucky, Maine, New Mexico, Ohio, Tennessee, and West Virginia: Any person who knowingly, and with intent to defraud any insurance company, submits an application or files a statement of claim containing any false, incomplete, or misleading information, commits a fraudulent insurance act, which is a crime, and may be subject to criminal prosecution and civil penalties. In ME and TN, additional penalties may include imprisonment, fines, or denial of insurance benefits.

Colorado: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado division of insurance within the department of regulatory agencies.

Virginia: Any person who knowingly and with the intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act. It is considered a fraudulent act and subjects such person to criminal and civil penalties. Additional penalties may include imprisonment and/or fines, or denial of insurance benefits.

Louisiana and Maryland: Any person who knowingly and willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly and willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

Vermont: I understand that this variable annuity is not a bank deposit; is not federally insured; is not endorsed by any bank or government agency; is not guaranteed; and may be subject to loss of principal.

Washington: It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines, and denial of insurance benefits.

By signing below, the Owner acknowledges the applicable statements mentioned above and agrees to the following:

I received a prospectus and have determined that the variable annuity applied for is not unsuitable for my investment objectives, financial situation, and financial needs. It is a long-term commitment to meet my financial needs and goals. I understand that the Contract Value may increase or decrease depending on the investment results of the variable Investment Options, and that under the [Base Account] there is no guaranteed minimum [Base Account Value]. Any guarantees provided by the [Income Advantage Account] are outlined in my Contract and prospectus. To the best of my knowledge and belief, all statements and answers in this application are complete and true. It is further agreed that these statements and answers will become a part of any Contract to be issued. No representative is authorized to modify this agreement or waive any Allianz rights or requirements.

For information on current benefit features, restrictions or charges please review with your Registered Representative.

■ Please send me a statement of additional information (Also available on [www.allianzlife.com])

Any required replacement forms must be signed and dated the date of the application or earlier.

Owner/Trustee/Authorized signer signature	Joint Owner/Trustee/Authorized signer signature
Signed at (City, State)	Date signed

[12.                                                                                                                                                               Home office use only]

If Allianz Life Insurance Company of North America makes a change in this space in order to correct any apparent errors or omissions, it will be approved by acceptance of this Contract by the Owner(s); however, any material change must be accepted in writing by the Owner(s). Changes to this application that affect product, benefits, amount of insurance, or age require acceptance by Owner(s).

Please call Allianz with any questions at [800.624.0197].

Mailing information

Applications that HAVE a check attached
Regular mail	Overnight, certified, or registered
Allianz	Wells Fargo LBX Services
NW 5989	NW 5989 Allianz
PO Box 1450	1350 Energy Lane, Ste. 200
Minneapolis, MN 55485-5989	St. Paul, MN 55108-5254
Applications that DO NOT HAVE a check attached
Regular mail	Overnight, certified, or registered
Allianz	Allianz
PO Box 561	5701 Golden Hills Drive
Minneapolis, MN 55440-0561	Golden Valley, MN 55416-1297

F50000	Page 7 of [7]	(9/2010)